Exhibit 23.3

CONSENT OF MARC-ANDRE BRULOTTE, P.GEO.

In connection with the Registration Statement on Form S-8 of Hudbay Minerals Inc. ("Hudbay") being filed with the United States Securities and Exchange Commission (the "Form S-8"), I, Marc-Andre Brulotte, P.Geo., hereby consent to the use of my name in connection with the references to and summaries of scientific and technical information relating to Hudbay's Copper Mountain mine in Princeton, British Columbia, Canada (collectively, the "Incorporated Information") and to the inclusion of or incorporation by reference of the Incorporated Information in the Form S-8, including the Annual Information Form and Management's Discussion and Analysis of Results of Operations and Financial Condition ("MD&A") for the year ended December 31, 2025, and the MD&A for the interim period ended June 30, 2026, each as filed as an exhibit to or incorporated by reference into the Form S-8.

Yours truly,

(signed) "Marc-Andre Brulotte"
Marc-Andre Brulotte, P. Geo.

Dated: July 31, 2026